PHP HEALTHCARE CORPORATION
                                  EXHIBIT 11

               Statement Re:  Computation of per Share Earnings
                      Three Months and Nine Months ended
                           January 31, 1995 and 1996

                                  Three Months            Nine Months
                                ended January 31,       ended January 31,
                                -----------------       -----------------
                                1995        1996        1995        1996
                                ----        ----        ----        ----
Primary
  Net Earnings..............  $  245,000  $4,160,000  $  498,000  $6,414,000
                              ==========  ==========  ==========  ==========
Weighted average number of
common shares outstanding...  10,874,476  10,949,439  10,472,886  10,930,272

Add common share equivalents
 (determined using the
 "treasury stock method")
 representing shares issuable
 upon exercise of stock
 options and warrants.......     776,274   2,741,879     586,742   2,438,759

Shares held in escrow.......     (88,572)    (88,572)    (39,366)    (88,572)
                              __________  __________  __________  __________
Weighted average number of
 shares used in calculation
 of primary earnings per
 share......................  11,562,178  13,602,746  11,020,262  13,280,459
                              ==========  ==========  ==========  ==========

Primary earnings per common
 share......................  $     0.02  $     0.31  $     0.04  $     0.48
                              ==========  ==========  ==========  ==========

Fully diluted
  Net earnings..............  $  245,000  $4,160,000  $  498,000  $6,414,000
  Net interest expense
   related to convertible
   debt.....................       6,000     357,000       7,000     362,000
                              __________  __________  __________  __________
  Net earnings as adjusted..  $  251,000  $4,517,000  $  505,000   6,776,000
                              ==========  ==========  ==========  ==========
Weighted average number of
 common shares outstanding..  10,874,476  10,949,439  10,472,886  10,930,272

Add common share equivalents
 (determined using the
 "treasury stock" method)
 representing shares issuable
 upon exercise of stock
 options, warrants, and
 convertible notes payable..     609,066   2,848,082     505,258   2,867,806

Assumed conversion of
 convertible debt...........     111,111   1,353,111      49,384     525,111

Shares held in escrow.......     (88,572)    (88,572)    (39,366)    (88,572)
                              __________  __________  __________  __________

Weighted average number of
 shares used in calculation
 of fully diluted earnings
 per share..................  11,506,081  15,062,060  10,988,162  14,234,617
                              ==========  ==========  ==========  ==========

Fully diluted earnings per
 common share                 $     0.02  $     0.30  $     0.04   $    0.48
                              ==========  ==========  ==========   ==========

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